EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Innovation Pharmaceuticals Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

•	The Annual Report on Form 10-K for the fiscal year ended June 30, 2017 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 8, 2017	By:	/s/ Krishna Menon
Krishna Menon President of Research and Director